Exhibit 99.1 Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax www.AmericanCapital.com FOR IMMEDIATE RELEASE December 15, 2016 CONTACT: Investors - (301) 951-5917 Media - (301) 968-9400 AMERICAN CAPITAL SHAREHOLDERS OVERWHELMINGLY APPROVE MERGER WITH ARES CAPITAL Bethesda, MD – December 15, 2016 – American Capital, Ltd. (“American Capital” or the “Company”) (NASDAQ: ACAS) announced that, based on a preliminary vote tally from its Annual Meeting of Shareholders held earlier today, American Capital shareholders have overwhelmingly approved the merger agreement providing for the acquisition of American Capital by Ares Capital Corporation (NASDAQ: ARCC) through a series of transactions. Shareholders also approved each of the other matters on the meeting agenda including an advisory vote on the making of certain payments to American Capital’s executive officers in connection with the merger transactions and the reelection of each of the members of American Capital’s Board of Directors. Holders of over 96% of the American Capital shares that were voted on the merger transactions cast their votes in favor, representing approximately 55% of American Capital’s outstanding common stock as of the record date for the shareholder meeting. The final results will be available on a Current Report on Form 8-K, to be filed by the Company. Ares Capital has separately announced that its shareholders provided the necessary approval for the merger transactions at a special meeting of its shareholders, which was also held today. As previously announced, the merger transactions are expected to close as soon as the first week of January 2017, subject to certain consents and customary closing conditions.

American Capital, Ltd. December 15, 2016 Page 2 ADDITIONAL INFORMATION Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above. This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.